Exhibit 4.3

SIPEX CORPORATION

as the Company

and

BUYERS,

as defined herein

REGISTRATION RIGHTS AGREEMENT

Dated as of May 16, 2006

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of May 16, 2006, by and among Sipex Corporation, a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A (each, a “Buyer” and, collectively, the “Buyers”).

THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:

A. The Company and the Buyers entered into that certain Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed (i) to issue and sell to the Buyers an aggregate of up to (A) Thirty Million United States Dollars ($30,000,000) of the Company’s 5.5% Convertible Senior Notes due 2026 (such Convertible Senior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Notes”), which shall be convertible into shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company (as converted, the “Conversion Shares”) and (B) Warrants (such Warrants, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Warrants”) to purchase up to One Million Six Hundred Seventy Nine Thousand One Hundred and Four (1,679,104) shares of Common Stock (as exercised collectively, the “ Warrant Shares”).

B. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”).

C. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law or executive order to remain closed.

(b) “Commission” means the Securities and Exchange Commission.

(c) “Investor” means each Buyer and any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement, and any subsequent transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement.

(d) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.

(e) “register,” “registered,” and “registration” means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.

(f) “Registrable Securities” means (i) the Notes, (ii) the Warrants, (iii) the Conversion Shares issued or issuable upon conversion of the Notes, (iv) the Warrant Shares issued or issuable upon exercise of the Warrants, (v) Interest Shares equal to the amount of such shares that would be required to be delivered by the Company to cover interest which accrues on the Notes during the three hundred sixty-five (365) day period following the Closing Date, as determined by the Closing Price of the Common Stock the date hereof and (vi) any shares of capital stock issued or issuable with respect to the Conversion Shares or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercise of the Warrants, and (vi) any shares of capital stock of any entity issued in respect of the securities referenced in the immediately preceding clauses (i), (ii), (iii), (iv) and (v) as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act shall no longer be Registrable Securities.

(g) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act and, subject to Section 4(b), covering all of the Registrable Securities.

(h) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

SECTION 2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable but in no event later than August 15, 2006 (the “Filing Deadline”), file with the Commission a Registration Statement on Form S-1 covering the resale of all of the Registrable Securities purchased on the Closing Date. The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including at least 110% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants by the Investors from time to time in accordance with the methods of distribution elected by such Investors or such other amount as required by Section 4(e) of the Securities Purchase Agreement. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than December 31, 2006 (the “Effectiveness Deadline”). In the event that, after the Closing Date and before the Registration Statement is declared effective, the offices of the Commission are closed due to acts of God, war or terror, the Effectiveness Deadline will be extended by a number of days equal to the days of any such closure.

(b) Allocation of Registrable Securities. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number of Conversion Shares or Warrant Shares included therein shall be allocated pro rata among the Investors based on the number of Conversion Shares or Warrant Shares (determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants) held by each Investor at the time the Registration Statement covering such initial number of Conversion Shares and Warrant Shares or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least 80% of the Conversion Shares and Warrant Shares covered by the Registration Statement, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants.

(c) Legal Counsel. Subject to Section 5 of this Agreement, the Investors holding at least 66 2/3% of the Conversion Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares, without regard to any limitations on conversion of the Notes, shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the “Legal Counsel”), which counsel shall be Schulte Roth & Zabel, LLP or such other legal counsel designated in writing by the holders of at least 66 2/3% of the Conversion Shares. Legal Counsel shall not represent any Investor that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 2(c). The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by Legal Counsel in connection with the subject matter of this Agreement. This Section 2(c) will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.

(d) Registration on Form S-3. The Company shall register the Registrable Securities on Form S-3 promptly after the date that use of Form S-3 is available to the Company for the filing of Registration Statement; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission or, if earlier, until the end of the Registration Period (as defined in Section 3(a)).

(e) Sufficient Number of Shares Registered. In the event the number of Conversion Shares or Warrant Shares registered under a Registration Statement filed pursuant to Section 2(a) of this Agreement is insufficient to cover 100% of the Conversion Shares or Warrant Shares covered by the Registration Statement or all of an Investor’s allocated portion of the Conversion Shares or Warrant Shares pursuant to Section 2(b) of this Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred ten percent (110%) of the number of such Conversion Shares and Warrant Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The calculation of the number of shares sufficient to cover all of the Conversion Shares or Warrant Shares shall be made without regard to any limitations on the conversion of the Notes or exercise of the Warrants, and such calculation shall assume that all of the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Price (as defined in the Notes) and all of the Warrants are then exercisable into shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants). Notwithstanding anything herein to the contrary, if the amendment to the Registration Statement or new Registration Statement required by this Section 2(e) relates to a number of Conversion Shares or Warrant Shares equal to or greater than ten percent (10%) of the number of Conversion Shares or Warrant Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, such amendment or new Registration Statement shall be declared effective by the Commission not later than 90 calendar days after the filing date thereof; provided, however, that if the Commission reviews such amendment or new Registration Statement and requires the Company to make modifications thereto, then this deadline shall be extended to 120 calendar days after the filing date. In the event that, after the Closing Date and before the Registration Statement is declared effective, the offices of the Commission are closed due to acts of God, war or terror, this deadline will be extended by a number of days equal to the days of any such closure.

(f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to any elections made pursuant to Section 4(b), if (i) a Registration Statement covering all of the Notes and the Conversion Shares (together, the “Delay Payment Securities”)

required to be covered by such Registration Statement is not filed with the Commission on or before the Filing Deadline or is not declared effective by the Commission on or before the Effectiveness Deadline, (ii) a Registration Statement covering all of the Delay Payment Securities required to be covered thereby, as described in Section 2(e) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(a) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(a) of this Agreement, (iii) a Registration Statement is not declared effective within 5 Business Days after the receipt by the Company of a “no review” letter from the Commission when the Company is not otherwise prevented from having a registration statement declared effective (iv) on any day after such Registration Statement has been declared effective by the Commission, sales of all of the Delay Payment Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(o) of this Agreement)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock), or (iv) a Grace Period (as defined in Section 3(o) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i), (ii), (iii) and (iv) above shall be referred to as a “Registration Delay”), then the Company shall pay to each holder of the Notes an amount in cash equal to the product of (i) the initial principal amount paid for the Note held by such holder multiplied by (ii) the product of (I) the percentage determined by dividing (A) the Applicable Percentage by (B) 360, multiplied by (II) the sum of (x) the number of days (including any partial days) after the Filing Deadline or the deadline described in Section 2(e) of this Agreement, as applicable, that the Registration Statement is not filed with the Commission, plus (y) the number of days (including any partial days) after the Effectiveness Deadline or the deadline described in Section 2(e) of this Agreement that the Registration Statement is not declared effective by the Commission, plus (z) after the Registration Statement has been declared effective by the Commission, the number of days (including any partial days) that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Delay Payment Securities. The “Applicable Percentage” shall mean (A) for periods that only include days on or before the day that is 60 days after the commencement of a Registration Delay, eight-tenths percent (0.8%), (B) for periods that only include days after the date that is 60 days after the commencement of a Registration Delay, one and two-tenths percent (1.2%) and (C) for periods that include days both before and after the date that is 60 days after the commencement of a Registration Delay, a percentage equal to a fraction, the numerator of which shall be the sum of (i) the number of days in such period that are on or before the date that is 60 days after the commencement of such Registration Delay multiplied by eight-tenths percent (0.8%) and (ii) the number of days in such period that are after the date that is 60 days after the commencement of such Registration Delay multiplied by one and two-tenths percent (1.2%) and the denominator of which shall be the total number of days comprising such period. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” The Registration Delay Payments shall be paid in cash on the earlier of (A) the last day of the calendar month during which such Registration Delay Payments are incurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and six-tenths percent (1.6%) per month (prorated for partial months) until paid in full. In no event shall the Registration Delay Payments exceed 1.2% at any one time or ten percent (10%) of the holder’s initial investment in the Notes in the aggregate.

In no event will a Registration Delay Payment be payable in connection with a Registration Delay relating to the Warrants, the Warrant Shares or the Interest Shares required to be registered. For avoidance of doubt, if the Company fails to register the resale of all of the Notes, the Warrants, the Conversion Shares, the Warrant Shares and the Interest Shares required to be registered, then any Registration Delay Payment will be payable in connection with the Registration Delay relating to the failure to register the resale of the Notes and the Conversion Shares.

SECTION 3. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2(a), 2(d) or 2(e) of this Agreement, the Company will use reasonable efforts to effect the registration of all of the Registrable Securities required to be covered by that Registration Statement in accordance with the intended method of disposition thereof and, in connection with its obligations with respect to the Registration Statement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission a Registration Statement with respect to all of the Registrable Securities required to be covered by that Registration Statement (but in no event later than the applicable Filing Deadline) and use reasonable efforts to cause such Registration Statement relating to all of the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall, subject to the terms of this Agreement, keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of (i) the second anniversary of the date such Registration Statement is filed, (ii) the date as of which all of the Investors (other than any Investors who are “affiliates” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act) may sell all of the Registrable Securities covered by the Registration Statement without restriction pursuant to Rule 144(k) (or the successor rule thereto) promulgated under the Securities Act, (iii) the date on which all Registrable Securities covered by that Registration Statement have been transferred under Rule 144 or (iv) the date on which all of the Investors shall have sold all of the Registrable Securities covered by the Registration Statement (the “Registration Period”) pursuant to a Registration Statement, which Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Subject to Section 3(o) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.

(c) The Company shall notify each Investor of its intention to file a Registration Statement, prospectus or any amendment or supplement thereto and permit such Investor and Legal Counsel to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three (3) Business Days prior to their filing with the Commission. The Company shall furnish to the Investors, without charge, (i) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, and, if requested by an Investor in writing to the Company, all exhibits and financial statements related thereto and (ii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from the Investors and their respective legal counsel, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any written communications with the Commission or the staff of the Commission concerning a Registration Statement, prospectus or any amendment or supplement thereto including, without limitation, a request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge to such Investor, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and all amendments and supplements thereto, including all exhibits and financial statements and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request, and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(e) Subject to Section 3(o) of this Agreement, and excluding any Registrable Securities held by Investors electing to exclude their Registrable Securities from the Registration Statement under Section 4(b), the Company shall use reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States as any holder of Registrable Securities reasonably requests in writing, (ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(f) Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event, but not the content of such event, as a result of which (i) the Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 3(o) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request. The Company shall also promptly notify each Investor in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information or of receipt by the Company of any stop order from the Commission relating to a Registration Statement, (iii) when the financial statements included in a Registration Statement or related prospectus no longer satisfy the requirements of such Registration Statement or prospectus, and (iv) of the Company’s reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(o) hereof).

(g) Subject to Section 3(o) of this Agreement, the Company shall use reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(h) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered or requested by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall use reasonable best efforts to cause all the Conversion Shares and Warrant Shares to be listed on each securities exchange or automatic quotation system on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Conversion Shares and Warrant Shares is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Registrable Securities, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(k) In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

(l) If requested by an Investor, the Company shall within five (5) days’ receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefore and any other terms of the offering of the Registrable Securities to be sold in such offering, (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(m) The Company shall comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(n) Within one (1) Business Day after a Registration Statement is ordered effective by the Commission, the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.

(o) Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) or the need to file a post-effective amendment, as applicable, and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all of the Grace Periods (other than S-1 Additional Grace Periods) shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period (including any S-1 Additional Grace Period) must be at least ten (10) trading days after the last day of any prior Grace Period (each Grace Period complying with this provision, together with any S-1 Additional Grace Period, being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period (including an S-1 Additional Grace Period) shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3(g) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) of this Agreement. In addition, until the Company becomes eligible to file a Registration Statement on Form S-3, each time the Company files a post-effective amendment to the Registration Statement for the purpose of updating the Registration Statement in connection with the public filing by the Company of any report or other document with the Commission (such post-effective amendment, an “Updating Amendment”), the Company may also suspend the availability of the Registration Statement until such Updating Amendment is declared effective, and any such suspension not in excess of thirty (30) consecutive days shall also be an Allowable Grace Period for all purposes under this Agreement (such Grace Period referred to herein as an “S-1 Additional Grace Period”); provided, however, that the aggregate length of all S-1 Additional Grace Periods shall not exceed ninety (90) days during any three hundred sixty-five (365) day period.

(p) In the event any Registrable Securities are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement (an “Underwritten Offering”), the Company shall:

(1) furnish to such underwriter and one counsel for such underwriter which shall be reasonably acceptable to the Company, (i) a letter, dated the closing date of such sale, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering of similar size, type and company, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering of similar size, type and company.

(2) make available for inspection by (i) such underwriter and one counsel for such underwriter which shall be reasonably acceptable to the Company, and (ii) one firm of accountants or other agents retained by such underwriter (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees, counsel and the Company’s independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(q) From and after the first date on which the Company has filed all reports then required to be filed by the Company in accordance with Section 13 or 15(d) under the Exchange Act, the Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement; provided, that if at such time the Company has filed its most recent report on Form 10-K or Form 10-Q, as applicable, then it shall have no obligation to make such earnings statements separately available hereunder.

(r) Prior to the effectiveness of the Registration Statement, the Company shall supply to the Investors CUSIP numbers for the Notes that are issued in global form.

SECTION 4. Obligations Of The Investors

(a) At least three (3) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

(b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement, in which case, such Investor does not need to so cooperate with the Company until it notifies the Company of its desire to include one or more shares of the Registrable Securities in such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(o) of this Agreement or the first sentence of Section 3(f) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor’s receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(g) of this Agreement or the first sentence of Section 3(f) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor’s possession.

SECTION 5. Expenses Of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all fees and disbursements relating to the qualification of the Indenture under the TIA. The Company shall also reimburse the Investors for the reasonable fees and disbursements of their respective legal counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, which amount shall be limited to $10,000 for each Registration Statement. The Company shall pay all of the Investors’ reasonable costs (including fees and disbursements of legal counsel) incurred in connection with the successful enforcement of the Investors’ rights under this Agreement.

SECTION 6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if authorized for use by the Company prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) and the agreement with respect to contribution contained in Section 7 of this Agreement: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in strict reliance upon and in strict conformity with information furnished in writing to the Company by such Indemnified Person or its legal counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claims or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation (including for purposes of this paragraph, a material violation of this Agreement by the Investor), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its legal counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investors as a result of the sale of Registrable Securities giving rise to such liability. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least 66 2/3% of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f) The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION 7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to Section 6 or this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

SECTION 8. Reporting. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), for so long as Registrable Securities remain outstanding, from and at all times after the date that the Company first files a Registration Statement pursuant to the terms of this Agreement the Company shall use reasonable best efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(3) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

SECTION 9. Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agent Agreement and the Warrants; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

SECTION 10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least 80% of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

SECTION 11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sipex Corporation 233 South Hillview Drive

Milpitas, California 95035

Telephone: Facsimile: Attention:	(408) 934-7500 (408) 935-7600 Ray Wallin

with a copy to:

Wilson, Sonsini, Goodrich & Rosati P.C.

650 Page Mill Road Palo Alto, California 94303 Telephone: Facsimile: Attention:	(650) 565-3765 (650) 493-6811 Allison Spinner, Esq.

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: Facsimile: Attention:	(212) 756-2000 (212) 593-5955 Eleazer N. Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agent Agreement, the Warrants and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agent Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least 66 2/3% of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all of the Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants.

(k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

“COMPANY”

SIPEX CORPORATION

By: Its:	/s/ Clyde R. Wallin Sr. VP Finance and CFO

[Signatures of Buyers on Following Page]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Capital Ventures International
by: Heights Capital Management, Inc.
its authorized agent

(print full legal name of Buyer)

By:	/s/ Martin Kobinger
(signature of authorized representative)
Name:	Martin Kobinger
Its:	Investment Manager

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Investcorp Interlachen Multi-Strategy Master Fund Limited

(print full legal name of Buyer)

By:	/s/ Gregg T. Colburn
(signature of authorized representative)
Name:	Gregg T. Colburn
Its:	Authorized Signatory

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Quantum Partners LDL

(print full legal name of Buyer)

By:	/s/ Jay A. Schoenfarber
(signature of authorized representative)
Name:	Jay A. Schoenfarber
Its:	Attorney-in-Fact

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Marathon Global Convertible Master Fund Ltd.

(print full legal name of Buyer)

By:	/s/ Janice Roboy
(signature of authorized representative)
Name:	Janice Roboy
Its:	M.D.

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Needham Emerging Growth Partners, L.P.

(print full legal name of Buyer)

By:	/s/ James K. Kloppenburg
(signature of authorized representative)
Name:	James K. Kloppenburg
Its:	member of General Partner

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Needham Contrarian Fund, L.P.

(print full legal name of Buyer)

By:	/s/ James K. Kloppenburg
(signature of authorized representative)
Name:	James K. Kloppenburg
Its:	member of General Partner

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

Needham Contrarian (QP) Fund, L.P.

(print full legal name of Buyer)

By:	/s/ James K. Kloppenburg
(signature of authorized representative)
Name:	James K. Kloppenburg
Its:	member of General Partner

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

RODFRE HOLDING LLC

(print full legal name of Buyer)

By:	/s/ Joe Prudente
(signature of authorized representative)
Name:	Joe Prudente
Its:	Manager

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

The Northwestern Mutual Life Insurance Company

(print full legal name of Buyer)

By:	/s/ David A. Barras
(signature of authorized representative)
Name:	David A. Barras
Its:	Authorized Representative

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

“BUYER”

THE NORTHWESTRN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

(print full legal name of Buyer)

By:	/s/ David A. Barras
(signature of authorized representative)
Name:	David A. Barras
Its:	Authorized Representative

EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE OF BUYERS

	Name of Buyer Contact Information for Buyer	Principal Amount of Notes	Number of Warrants

1.	Rodfre Holdings, LLC	$15,000,000	839,552

2.	Capital Ventures International	$4,000,000	223,881

3.	The Northwestern Mutual Life Insurance Company	$3,800,000	212,687

4.	Quantum Partners LDC	$3,000,000	167,910

5.	Needham Emerging Growth Partners, L.P	$1,300,000	72,761

6.	Marathon Global Convertible Master Fund Ltd.	$1,000,000	55,970

	Investcorp Interlachen Multi-Strategy Master
7.	Fund Limited	$1,000,000	55,970

8.	Needham Contrarian (QP) Fund L.P.	$480,000	26,866

9.	Needham Contrarian Fund, L.P.	$220,000	12,313

	The Northwestern Mutual Life Insurance
	Company For Its Group Annuity Separate
10.	Account	$200,000	11,194

	Total	$30,000,000	1,679,104

SECTION 1. Definitions

SECTION 2.	Registration
SECTION 3.	Related Obligations
SECTION 4.	Obligations Of The Investors
SECTION 5.	Expenses Of Registration
SECTION 6.	Indemnification
SECTION 7.	Contribution
SECTION 8.	Reporting
SECTION 9.	Assignment of Registration Rights
SECTION 10.	Amendment of Registration Rights
SECTION 11.	Miscellaneous
EXHIBIT A	Schedule of Buyers	A-1

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